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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 17, 2003
                                -----------------
                Date of Report (Date of earliest event reported)


                             THE UNIMARK GROUP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                      Texas
                                      -----
                 (State or Other Jurisdiction of Incorporation)


                0-26096                                  75-2436543
       ------------------------               ---------------------------------
       (Commission File Number)               (IRS Employer Identification No.)


                                  UNIMARK HOUSE
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226
               (Address of Principal Executive Offices)(Zip Code)


        Registrant's telephone number, including area code (817) 491-2992


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 17, 2003 The UniMark Group, Inc. ("UniMark") completed a transaction with The Coca-Cola Export Corporation, Mexico Branch, for the previously-announced sale of its Victoria juice processing plant for aggregate cash consideration of $3.5 million.

         UniMark also announced that given the increased costs associated with being a public company, the lack of liquidity for its common stock, the liquidity problems at one of its Mexican subsidiaries and the operational challenges facing the Company, its Board of Directors, to maximize shareholder value, has authorized the Company to explore all available "strategic alternatives," including the sale of all or a part of UniMark, its productive assets and strategic partnering relationships for the growing, distribution and marketing of fresh lemons.

         A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro forma financial information

              It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (c) Exhibits

            99.1   Press Release, dated November 17, 2003

            99.2 Agreement for the Sale of Assets and Land dated as of November 17, 2003, by and between Grupo Industrial Santa
                   Engracia, S.A. de C.V. and The Coca-Cola Export Corporation,
                   Mexico Branch


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           THE UNIMARK GROUP, INC.

                                                (Registrant)


Date: December 2, 2003                     /s/ David E. Ziegler
                                           ---------------------------------
                                           David E. Ziegler
                                           Chief Financial Officer


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                                INDEX TO EXHIBITS

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
Exhibit
Number          Description
-------         -----------

99.1            Press Release, dated November 17, 2003

99.2            Agreement for the Sale of Assets and Land dated as of November
                17, 2003, by and between Grupo Industrial Santa Engracia, S.A.
                de C.V. and The Coca-Cola Export Corporation, Mexico Branch